UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter)

Maryland	000-53649	26-0658752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase and Sale Agreement for the 300 N. LaSalle Building

KBS Real Estate Investment Trust II, Inc. (the “Company”), through an indirect wholly owned subsidiary, has entered into a purchase and sale agreement to purchase a 60-story office building containing 1,302,901 rentable square feet located on approximately 1.2 acres of land in Chicago, Illinois (the “300 N. LaSalle Building”). Effective June 10, 2010, the Company’s external advisor, KBS Capital Advisors LLC (the “Advisor”), entered into a purchase and sale agreement with 300 LaSalle LLC (the “Seller”), an affiliate of Hines Interests Limited Partnership, to purchase the 300 N. LaSalle Building. On July 1, 2010, the Advisor assigned this purchase and sale agreement to an indirect wholly owned subsidiary of the Company for $3.0 million, which is the amount of the first deposit under the purchase and sale agreement. Subsequent to assignment, the Company made an additional deposit of $17.0 million under the purchase and sale agreement.

Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. The Seller is not affiliated with the Company or the Advisor. Pursuant to the purchase and sale agreement, the Company agreed to hire an affiliate of the Seller as the property manager.

The purchase price of the 300 N. LaSalle Building is approximately $655.0 million plus closing costs. The Company would fund the purchase of the 300 N. LaSalle Building with proceeds from a mortgage loan from an unaffiliated lender, proceeds from credit facilities and proceeds from its ongoing initial public offering.

The 300 N. LaSalle Building is located at 300 N. LaSalle Street in Chicago, Illinois. The 300 N. LaSalle Building was built in 2009 and is 93% leased to 24 tenants, including one tenant in the legal services industry that occupies approximately 53% of the total rentable square feet in the 300 N. LaSalle Building. The Company believes the quality of the real estate, the caliber of the existing tenants and their weighted-average remaining lease term of 15.7 years will strongly contribute to the strength and stability of the Company’s income and cash flows.

There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, it may forfeit up to $20.0 million of earnest money.

300 N. LaSalle Building Mortgage Loan Agreement

On July 6, 2010, the Company, through an indirect wholly-owned subsidiary (the “Borrower”), applied for and committed to accept a five-year $350.0 million mortgage loan (the “300 N. LaSalle Building Mortgage Loan”) with MetLife, Inc. (“MetLife”), subject to certain closing conditions. The Borrower secured an interest rate of 4.25% by submitting a non-refundable processing fee of $0.2 million and a good faith deposit of $5.3 million. Payments under the 300 N. LaSalle Building Mortgage Loan will be interest-only for the first three years, followed by principal and interest payments with principal payments calculated using an amortization schedule of 30 years for the balance of the term of the loan with the remaining principal balance due at maturity. The good faith deposit will be returned to the Borrower on the date of closing or if MetLife does not approve the transaction. If the Borrower does not acquire the property, the good faith deposit will be returned less out-of-pocket expenses incurred by MetLife in connection with the loan application and less a breakage fee of $0.9 million. The closing of the 300 N. LaSalle Building Mortgage Loan is contingent on customary terms and conditions and there can be no assurance that the Borrower will complete this transaction.

The Borrower may not prepay the 300 N. LaSalle Building Mortgage Loan, in whole or in part, for a period of 30 months following the closing of the 300 N. LaSalle Building Mortgage Loan. Thereafter, the Borrower may prepay the 300 N. LaSalle Building Mortgage Loan, in whole or in part, subject to a prepayment fee equal to no less than 1% of the amount of the loan being prepaid.

The 300 N. LaSalle Building Mortgage Loan will be secured by the 300 N. LaSalle Building. KBS REIT Properties II, LLC (“REIT Properties II”), one of the Company’s indirect wholly-owned subsidiaries, will provide a limited guaranty of the obligations of the Borrower with respect to the recourse provisions of the 300 N. LaSalle Building Mortgage Loan. REIT Properties II indirectly wholly owns all of the Company’s properties. This guaranty will permit MetLife to proceed against REIT Properties II and/or the Borrower to: enforce certain leases; recover, in certain circumstances, certain damages suffered by MetLife, condemnation or insurance proceeds, tenant security deposits, tenant letters of credit, other fees, rents or prepaid rents; certain out-of-pocket expenses incurred by MetLife under the mortgage securing the 300 N. LaSalle Building Mortgage Loan (excluding such expenses if incurred in foreclosure); recover costs and damages arising from the Borrower’s failure to pay insurance premiums or other impositions; and recover damages arising from the Borrower’s failure to comply with ERISA provisions in the mortgage securing the 300 N. LaSalle Building Mortgage Loan. None of the above provisions represents an obligation of REIT Properties II to provide a guaranty of the principal balance outstanding under the 300 N. LaSalle Building Mortgage Loan, except in the event of (i) transfers in violation of the 300 N. LaSalle Building Mortgage Loan documents, (ii) financings in violation of the 300 N. LaSalle Building Mortgage Loan documents, (iii) commencement of a voluntary bankruptcy or insolvency proceeding by the Borrower and (iv) involvement of the Borrower in a collusive involuntary bankruptcy or insolvency proceeding.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These include statements regarding the intent, belief or current expectations of the Company as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements: the Company can provide no guarantees regarding (i) its future performance or the performance of the 300 N. LaSalle Building, (ii) the financial stability of the tenants leasing the 300 N. LaSalle Building; or (iii) whether current or future disruptions in the national or local economy will materially adversely affect the operations of the 300 N. LaSalle Building.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

The information required by Item 2.03 is included in Item 1.01 above under “300 N. LaSalle Building Mortgage Loan Agreement” and is incorporated by reference herein.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On July 7, 2010, the Company held its annual meeting of stockholders at The Island Hotel, Yorba Room, 690 Newport Center Drive, Newport Beach, California for the purpose of electing the following individuals to the board of directors: Charles J. Schreiber, Jr., Peter McMillan III, Hank Adler, Barbara R. Cambon, and Stuart A. Gabriel, PhD.

All of the director nominees were elected. The number of votes cast for and votes withheld from each of the director nominees was as follows:

Name	Votes For	Votes Withheld
Charles J. Schreiber, Jr.	53,857,027	1,614,994
Peter McMillan III	53,831,898	1,640,124
Hank Adler	53,837,953	1,634,068
Barbara R. Cambon	53,792,890	1,679,131
Stuart A. Gabriel, PhD	53,838,870	1,633,152

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: July 8, 2010	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chairman of the Board, Chief Executive Officer and Director